File Number:  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amrose Oil Company Inc.
(Exact name of registrant as specified in its charter)

Nevada	1300	45-3851452
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Amrose Oil Company
3525 Sage Rd, Ste 1416
Houston, TX 77056
713-280-5173
A Development Stage Company

Copies to:
Serpent Acquisitions LLC.
2217 N. IL. Route 83
Round Lake Beach IL 60073
847-548-2400

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(3)	per Share	Offering Price	Fee (1)(2)

Common Stock, par value $0.001 per share (3)	1,170,000	$ N/A	$ N/A	N/A

______________
(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.
(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00011460 of the aggregate offering price.
(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.
We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED JULY 22, 2012

AMROSE OIL COMPANY

1,090,000 SHARES OF COMMON STOCK OFFERED BY REGISTERING SHAREHOLDERS

Registering shareholders are offering up to 1,090,000 shares of common stock. The registering shareholders will sell their shares at $.001 per share until our Shares are quoted on the OTC Bulletin Board and, assuming we secure quotation on the OTC Bulletin Board, thereafter at prevailing market price or privately negotiated prices. We will not receive any of the proceeds from the sale of the common shares by the registering shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Registering shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 10th, 2012.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION AND RISK FACTORS

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Amrose Oil Company” “AOC”, refer to Amrose Oil Company, a Nevada Corporation, unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes beginning at page F11-1 prior to making an investment decision.

Organization

The purpose of the corporation will be to acquire and manage oil and gas properties in the United States with the goal of achieving a positive revenue stream and a solid asset base and then managing existing assets while acquiring selected additional assets in a manner that will achieve maximum growth and shareholder value while minimizing liabilities.  Our Website is at: http://AmroseOil.com

ACCOMPLISHED OBJECTIVES

●	Incorporated as Amrose Oil Company in Nevada on August 10, 2011.
●	Appointed the officers and directors.
●	Executed agreement with Serpent Acquisitions LLC to complete SEC registration.
●	Acquired two projects in Texas and one in Oklahoma.

FUTURE OBJECTIVES

●	Amrose Oil intends to fund various drilling projects throughout North America.
●	The Company intends to seek out accredited investors for these projects with the intention of creating a positive income stream for the investors.

FUTURE INTENTIONS

●
Amrose Oil intends to participate in “road shows” with the purpose of locating potential investors for both current and future projects. However, the company plans on spending a significant portion of time to locate wells which have been mismanaged as well as  possibly defunct wells which might have records of larger than average past production. The company may also, but is not obligated to enter into agreements for the purchase of producing wells in the future.

●
CURRENT HOLDINGS A 50% interest in various non-operated working interests in the wellbores of the Champion 320-1, 320-2 and 320-3 located in the Augustin Viesca Survey, A-77, Polk County, Texas.  Operated by Old Pine Energy Corp. of Austin, Texas.   Currently these wells are not operating but the company may decide to operate them in the future.

●
A 50%  interest in a non-operated working interest of 17.71739% (NRI: 14.17391%) in the wellbore of the Cantey B #1 well located in the SW/4 of Section 30, Block 2, T&P RR Co. Survey, A-1881, Palo Pinto County, Texas.  Operated by Dynamic Production, Inc. This well has been shut off and closed.

●
A 50% interest in a 0.03125% Overriding Royalty Interest in the Wohl 9-2 located in Section 9-T14N-R19W, Custer County, Oklahoma.  Operated by Chesapeake Operating, Inc. of Oklahoma City, Oklahoma.  This well has been shut off and closed.

The Company obtained a 50% interest in each of the above-described properties by purchasing half of the 50% interest from Wintree Energy Corporation (“Wintree”) and half of the 50% interest from Bri Ric Investments, Inc.  The Company paid Wintree 40,000 shares of Company stock for its half of the 50% interest in the properties.  The Company paid Bri Ric Investments, Inc., 40,000 shares of Company stock for its half of the 50% interest in the properties. Before the latest purchase agreements, each of the companies (Wintree & Bri Ric Investments) each owned 25% of the interest in the described holdings. By Amrose buying each companies interest out from them Amrose now holds a full 50% interest in the properties. The current status of each of the wells is that they are all capped (shut off/plugged).

Business

The company will set out to secure those opportunities that will produce revenues and positive cash flows within the shortest period of time. If the company can't secure these opportunities and/or the company is not able to secure funding then you could lose all of your investment. Today’s higher oil and gas prices have essentially made the acquisition of marginal oil wells a potentially valuable proposition.
The purpose of securing multiple technologies is to capitalize on the individual limitations and requirements of each well being treated. The Company’s primary focus is crude oil production and our target acquisitions are onshore North American properties. The focus on domestic, mature oil fields eliminates exploration risks and recognizes the preferred investment profile of investors and funding groups. The use of oil recovery technologies includes surfactant/fracturing stimulation surfactant-polymer technology, and water-flooding methods.

Mission

The mission of the company is to acquire marginal oil wells, otherwise known as “Stripper Wells”, and apply enhanced oil recovery technologies to significantly increase existing production.

The Company’s vision is to create added value to existing marginal oil wells through the application of technologies used for developing untapped reserves and exploiting potentially undervalued oil properties. The company is hoping to see marginally recoverable wells with extraction using oil industry standard extraction methodologies with the hope that these wells may contain part of the original oil reserves in place (OOIP).   If the company fails to locate and extract oil from these types of wells or there isn't enough oil left in place from the close of previous operations, you could lose your investment. This targeted market has marginal or non-producing wells due to:

This targeted market has marginal or non-producing wells due to:

●	Neglect;
●	Small, independent owners lacking resources
●	Financial inability of owners to invest in rehabilitation;
●	Lack of access or knowledge of new technologies;
●	Desire to exit given current market price of oil;
●	Other reasons specific to each lease.

For the above reasons, marginal oil wells and leases can and will be purchased at attractive discounts to market value, allowing investors the opportunity for significant returns.  In addition to generating revenues from producing wells, management strongly believes that relevant incremental production can be generated from drilling a number of additional new wells. The directive would be to reinvest a portion (up to 10%) of net cash flows from operations in these drilling programs, as determined by management, and expanded based upon the results generated. Due to the massive fragmentation of the Marginal Oil Well market, our aggressive acquisition pace will afford the company much efficiency and opportunities due to economies of scale. This strategy of consolidation will result in a more efficient operation.

The Offering

As of the date of this prospectus, we had 10,020,000 shares of common stock outstanding. Registering shareholders are offering up to 1,170,000 shares of common stock. The registering shareholders will offer their shares at $.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the common shares held by the  registering shareholders. We will not receive any proceeds of the sale of the common shares.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock means that our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Amrose Relationship with Serpent Acquisitions LLC

On April 30, 2012 Serpent Acquisitions LLC., signed an agreement with Amrose Oil Corporation to provide services in the creation & filing of the company’s registration statement (S-1) as well as to provide for all fees that may be required for same. For providing this service, Serpent Acquisitions LLC was given 490,000 shares of  Amrose common shares representing 4.9% of the issued and outstanding common stock of the Issuer, the right to register the shares in any registration statement Amrose files with the Commission (as here), and a 3% share of gross profits of the company. The details of the agreement can be found in appendix 8.1. We have provided an excerpt of the profit sharing section of the agreement below.

PROFIT SHARE - SERP will be entitled to a 3% share in gross profits.
(i) Such profit share to be paid on a quarterly basis, based on the Company’s audited gross profit. Such payment to be made no later than 30 days after the issue of such audited results.
(ii) The issuer, Amrose will have a right to purchase 50% (half) of such profit share, for an amount not exceeding, $200,000 (two hundred thousand dollars).
(iii) In exercising such rights Amrose will be required to advise SERP of its intention of such action in writing, giving 30 days (thirty days) notice.
(iv) The effective date for such repurchase will be the date of “issue of notice”, regardless if this coincides with pending results. The issue of such notice being solely at the discretion of Amrose management.
(v) The parties agree to act in good faith in regard to this “profit share”, insofar as they may from time to time mutually agree to change the terms and conditions of such “profit share”. Any such changes should be reduced to writing after having been agreed to by both parties.
(vi) The parties agree that should a dispute arise regarding section B hereto, they both irrevocably bind themselves to independent arbitration, as granted in the state of Nevada.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Risks Related To Our Business

Because our auditors have issued a going concern opinion and we may be unable to achieve our objectives, we may have to suspend our business operations should sufficient financial resources be unavailable.

Our auditors’ report in our December 31, 2011 financial statements for our fiscal year ending December 31, 2011 expressed an opinion that our capital resources as of December 31, 2011 are insufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

We have minimal operations, no revenues and no current prospects for future revenues, and we expect losses to continue into the future.

Our operations to date have consisted primarily of acquiring interests in oil and gas leases, wells and pipelines. We have no revenue producing properties and we have not engaged in any drilling activities. We have no operating history upon which an evaluation of our potential success or failure can be made. As of our fiscal year ended December 31, 2011, we had an accumulated deficit of $4,452. As of March 31, 2012, we had an accumulated deficit of $5,135. Our ability to generate revenues and become profitable is dependent upon our ability to locate oil and gas and our ability to generate revenues from the sale of oil and gas we locate, if any. We expect to incur additional operating losses in the future due to exploration and drilling expenses associated with our existing properties.

We require a significant amount of capital for our operations; should we fail to raise sufficient capital we will have to cease our operations and you will lose your entire investment.

Oil and gas exploration requires significant outlays of capital and generally offers limited success probability. Our cash as of March 31, 2012 was $87. We need to raise a significant amount of capital to pay for our planned exploration and development activities. If we cannot raise the capital to fund our required expenditures, we will be unable to conduct drilling activities and our business will likely fail. Even assuming that we obtain the required capital for our operations, if we do not discover and produce commercial quantities of oil and natural gas, our business would fail,  in which case you would lose your entire investment.

We will need access to additional financing, which may not be available to us on acceptable terms or at all.
If we cannot access additional financing when we need it and on acceptable terms, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected. We may look to raise capital through the issuance of equity, equity-related or debt securities or by obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research & development, improve infrastructure and possibly introduce new or improved methods of oil & gas extraction.

 We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of losing your investment.

We may not discover commercial quantities of oil and gas, which  could cause you to lose your investment.

Our ability to locate oil and gas is dependent upon successful drilling and development of our oil and gas wells and our ability to locate oil and gas in commercial quantities. We cannot predict in advance of drilling and testing whether any particular drilling location will yield gas or oil in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies will not enable us to know conclusively before drilling whether gas or oil will be present or, if present, whether gas or oil will be present in commercial quantities. The analysis that we perform may not be useful in predicting the characteristics and potential oil and gas in commercial quantities at our well locations. As a result, we may not find commercially viable quantities of gas and oil and you  could lose your entire investment.

Drilling, exploring and producing gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Oil and gas activities involve numerous risks. Because we have not yet commenced drilling activities, we may be unable to anticipate all risks that we may encounter. We cannot anticipate with any degree of certainty the costs and time before we commence drilling activities, if ever, and whether our oil and gas wells will be commercially productive. Additionally, even if we do commence drilling, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

●	inability to obtain financing;
●	unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents;
●	adverse weather conditions, including tornados;
●	unavailability or high cost of drilling rigs, equipment or labor;
●	mechanical difficulties;
●	reductions in gas and oil prices;
●	limitations in the market for gas and oil;
●	surface access restrictions;
●	title problems; and/or
●	compliance with governmental regulations.

In addition, higher gas and oil prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for drilling equipment, services and personnel. Any such shortages could restrict our ability to commence drilling activities. Any delay in the drilling of our wells or significant increase in our expected drilling costs could adversely affect our ability to generate revenues.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:

●	curtailment of services rendered to us;
●	weather-related damage to drilling rigs, resulting in suspension of operations;
●	weather-related damage to our facilities;
●	inability to deliver materials to jobsites in accordance with contract schedules; and
●	loss of productivity.

Oil and gas prices are volatile and an extended decline in prices can significantly affect our future financial results.

The markets for oil and gas are volatile. Any substantial or extended decline in the price of oil or gas could:

●	have a material adverse effect on our planned operations;
●	limit our ability to attract capital;
●	reduce our ability to borrow funds needed for our operations; and
●	reduce the value and the amount of oil and gas we discover, if any.

Our exploration and development activities are subject to operational risks, which may lead to, increased costs and decreased production.

The marketability of oil and gas we discover and produce, if any, will depend in part upon the availability, location and capacity of our gas gathering systems, pipelines and processing facilities. Even if we locate oil and gas in commercial quantities, reservoir and operational risks may lead to increased costs and decreased production. These risks include the inability to sustain deliverability at commercially productive levels as a result of decreased reservoir pressures, large amounts of water, or flawed drilling operations. Operational risks include hazards such as fires, explosions, craterings, blowouts, uncontrollable flows of oil, gas or well fluids, pollution, releases of toxic gas and encountering formations with abnormal pressures. The occurrence of any one of these significant events, if not fully insured against, could have a material adverse effect on our financial condition and results of operations.

We face title risks related to our leases or those that we enter into that may result in additional costs and negatively affect our operating results.

It is customary in the oil and gas industry to acquire a leasehold interest in a property based upon a preliminary title investigation. To date, we have acquired 39 oil and gas leases. If the title to the leases acquired is defective, we could lose funds already spent on acquisition and development, or incur substantial costs to cure the title defect, including any necessary litigation. If a title defect cannot be cured, we will not have the right to participate in the development of or production from the leased properties, which will negatively affect our potential profitability.

Competition in the oil and gas industry is intense, and most of our competitors have greater financial and operational resources then we do.

We operate in a highly competitive environment for marketing gas and oil and securing equipment and trained personnel. Many of our competitors are major and large independent oil and gas companies that possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop properties more efficiently than our financial or personnel resources permit. Also, there is substantial competition for capital available for investment in the oil and gas industry. Larger competitors will likely be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may be unable to compete successfully in the future in developing our oil and gas wells, marketing any oil and gas we discover, attracting and retaining quality personnel and/or raising capital to commence drilling activities.

We are subject to complex governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business.

Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, gas and oil, and operating safety, and protection of the environment, including those relating to air emissions, wastewater discharges, land use, storage and disposal of wastes and remediation of contaminated soil and groundwater. Future laws or regulations, any adverse changes in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may negatively affect our business, results of operations and financial condition. We may encounter unanticipated capital expenditures to comply with governmental laws and regulations, such as:

●	price control;
●	taxation;
●	lease permit restrictions;
●	drilling bonds and other financial responsibility requirements, such as plug and abandonment bonds;
●	spacing of wells;
●	unitization and pooling of properties;
●	safety precautions; and
●	permitting requirements.

Under these laws and regulations, we could be liable for:

●	personal injuries;
●	property and natural resource damages;
●	well reclamation costs, soil and groundwater remediation costs; and
●	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed, and our cost of operations could significantly increase as a result of environmental safety and other regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be unable to obtain all necessary licenses, permits, approvals and certificates for proposed projects. Intricate and changing environmental and other regulatory requirements may require substantial expenditures to obtain and maintain permits. If a project fails to function as planned, for example, due to costly or changing requirements or local opposition, it may create expensive delays, extended periods of non-operation or significant loss of value in a project.

Environmental liabilities may expose us to significant costs and liabilities.

There is inherent risk of incurring significant environmental costs and liabilities in our gas and oil operations due to the potential handling of oil and gas and generated wastes, the occurrence of air emissions and water discharges from work-related activities and the legacy of pollution from historical industry operations and waste disposal practices. We may incur joint and several or strict liability under these environmental laws and regulations in connection with spills, leaks or releases of oil and gas wastes on, under or from our properties and facilities, many of which have been used for exploration, production or development activities for many years, oftentimes by third parties not under our control. Private parties, including the owners of properties upon which we conduct drilling and production activities as well as facilities where our oil and gas or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and may result in more stringent and costly waste handling, storage, transport, disposal or remediation requirements that could have a material adverse effect on our operations or financial position. We may be unable to recover some or any of these costs from insurance.

Risks Related To Our Management

We depend heavily on our management and we may be unable to replace them if we lose their services.

The loss of the services of one or more members of our management or our inability to attract, retain and maintain additional management could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our President, James Anderson, and our management team. We may be unable to find qualified replacements for them if their services are no longer available.

Because members of our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers have other business interests that take up a portion of their individual and professional time from our business. Accordingly, the personal interests of our officers and directors and those of the companies that they are affiliated with may come into conflict with our interests and those of our minority stockholders. We, as well as the other companies that our officers and directors are affiliated with, may present them with business opportunities, which are simultaneously desired. Additionally, we may compete with these other companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Risks Related to Our Common Stock

Our current management holds significant control over our common stock, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in our control. Our officers, directors and majority shareholder control 8,850,000 shares, or approximately 90% of our outstanding common stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event will enable our securities to continue to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 50,000,000 shares of common stock. As of the date of this prospectus, we had 10,020,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 39,980,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our shareholders.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the  registering shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our  registering shareholders.

REGISTERING SHAREHOLDERS

The Registering shareholders set forth in Appendix A-1 are presently not selling their shares, and therefore should not currently be deemed “Selling Shareholders” The Company has not entered into any agreement with any underwriter or market maker for the establishment of an active trading market for the securities subject to this registration statement, but may do so in the future. However, subsequent to this registration statement becoming effective (if at all), selling shareholders whose securities have been registered pursuant to this registration statement may sell some or all of their securities. SUCH SALES (IF ANY) MAY BE ACCOMPLISHED THROUGH THE OVER THE COUNTER BULLETIN BOARD MARKET (OTCBB), IF THE COMPANY BECOMES ELIGIBLE TO TRADE ON THE OTCBB., and complies with applicable rules and regulations of the Commission, FINRA, or the OTCBB, among others, and if the company enters into applicable agreements with underwriters or market makers, Accordingly, any or all of the securities listed in appendix A-1 may be retained by any of the Registering shareholders, and therefore, no accurate forecast can be made as to the number of securities (if any) which may be held by the Registering Shareholders upon the effectiveness of this registration statement, or otherwise.

None of the shareholders have been involved with the company and/or its predecessors and/or affiliates in any way in the 3 years preceding the filing of this registration statement, except for: (a) Serpent Acquisitions, LLC, which has performed consulting services for the Company pursuant to a consulting agreement attached hereto as Appendix (  ); and (b) Robert Ouriel, Esq, who has performed certain legal services for the Company.

The Company believes, but cannot assure that the Registering shareholders listed in Appendix A-1 have sole voting and investment powers with respect to the securities indicated. The Company will not receive any proceeds from the sale (if any) of the securities by the Registering shareholders. The Registering shareholders purchased their shares in the company from April of 2012 through August of 2012. These Registering Shareholders purchased their shares from the Company pursuant to the private placement safe-harbor afforded by Rule 504 of Regulation D of the Securities Act of 1933, as amended.  As of the date of this filing, although listed on the company’s shareholder list, none of the Registering shareholders have taken physical possession of their certificates nor had any shares electronically deposited in any brokerage or bank accounts. However, such Registering shareholders may do so in the future. To the company’s knowledge, No Registering shareholders are in the business of underwriting, nor does the company and any Registering Shareholder have any agreement or understanding, or otherwise to act as a statutory underwriter, as that term is defined in Section 2 (11) of the Securities Act of 1933.  In addition, to the Company’s knowledge, none of the shareholders are broker-dealers or affiliates of broker-dealers.

Pursuant to item 507 of Regulation S-K (17 CFR 229.507), the company believes that because presently, there are no selling shareholders set forth in this Form S-1, but only registering shareholders there are no securities currently being offered for the account of any security holder set forth in Appendix A-1. Accordingly, the company believes, but cannot assure that Item 507 of Regulation S-K is inapplicable here. Nevertheless, in the event that the company believes that Item 507 is or becomes applicable here, it intends to file revised disclosure setting forth the applicability of Item 507 (if any).

Acquisition of Shares by registering shareholders

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common stock to be a limited one. We intend to seek coverage and publication of information regarding us in an accepted publication, which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is insufficient for the security to be listed in a recognized manual alone. The listing entry must contain (1) the names of our officers and directors, (2) our balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may be unable to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Registering shareholders are offering up to 1,090,000 shares of common stock. The registering shareholders will offer their shares at $.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds of the sale of these securities. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the registering shareholders without underwriters and without underwriter commissions. The distribution of the securities by the registering shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The registering shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such registering shareholders, the pledge in such loan transaction would have the same rights of sale as the registering shareholders under this prospectus. The registering shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the registering shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such registering shareholders under this prospectus.

In addition to the above, each of the registering shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the registering shareholders or any such other person. We have instructed our registering shareholders that they may not purchase any of our securities while they are selling shares under this registration statement. We have advised them that we will monitor our stock transfer records on a regular basis and will void any transaction they undertake in violation of this restriction.

Upon this registration statement being declared effective, the registering shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the r egistering shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the registering shareholders, we will pay the entire fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the registering shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when an investor places a market order to buy or sell a specific number of shares at the current market price, it is possible for the stock price to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

TRANSFER AGENT

Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are:

Name	Age	Position Held

James Anderson	58	CEO/Chairman of the Board of Directors
Vic Devlaeminck	62	CFO/Member of the Board of Directors
J. Michael Hadwin	48	Member of the Board of Directors
Gerald Schiano	52	Member of the Board of Directors
Greg Smith	60	Control Person & Majority Shareholder

Family Relationships and Other Matters

None.

Jim Anderson - CEO, Chairman of the Board – With over 25 years in consulting, Jim Anderson has been recognized not only for superior corporate leadership, but for his technical and analytical skills as well. Following graduation from the University of Oregon with a double degree in marketing and management he began a career working with healthcare organizations in operational analysis. During the last decade, he has been working and consulting on various domestic and international projects including corporate turnarounds.

Vic Devlaeminck -  CFO/Director  – Mr. Devlaeminck is an attorney and CPA who has maintained a dual law and accounting practice in the states of Oregon and Washington for nearly 30 years. He is a member of the Oregon and Washington State bar associations and is admitted to practice before the U.S. District Court and the U.S. Tax Court. He is also a licensed CPA in the state of Oregon. He is focused on corporate structuring, taxation and securities transactions within the oil and gas sector.

J. Michael Hadwin - Director - Mr. Hadwin is an energy broker with Classic Energy LLC and highly regarded as a natural gas industry professional with over 20 years of experience in identifying trading risk exposure. Mr. Hadwin is a graduate of Louisiana Tech University with a bachelor in Business Management Psychology. He also holds a Masters in Human Resource Management from Louisiana Tech University.

Jerry Schiano - Director - Mr. Schiano started his career as an accountant and through initiative and drive started several companies in the construction field.   He gradually worked his way into the Oil Industry.  He has a good operational knowledge of construction piping, well drilling and oil fields.  His understanding of the industry fills a niche that Amrose needs to move forward with new and established projects.  For the past several years Mr. Schiano has been an entrepreneur who has been working projects all across the oil industry spectrum.

Greg Smith – Control Person & Majority Shareholder – Mr. Greg Smith is a private investor with 40 years business experience in the steel fabrication, telecommunications, and transportation industries. He spent six years as QA Manager for a Nuclear Power Plant supplier originating and implementing quality control procedures, eight years in telecomm inventory management, and eight years controlling costs, inventory delivery, and quality control compliance in the food services industry. As a private investor he has pursued collaborative efforts in the oil and gas industry, seeking to match owners and capital investments.

Currently each member of the board of directors intends but is not obligated to devote a minimum of approximately ten (10) hours per week to the management of the company.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 3525 Sage Street, Suite 1416, Houston, Texas 77056.

		Amount
	Name of	Beneficial	Direct	Indirect	Percent
Title of class	Beneficial Owner	Ownership	Ownership	Ownership	of class

Common	Jim Anderson - CEO/Director	1,250,000	1,250,000	-	12.6%
Common	Vic Devlaeminck - CFO/Director	2,000,000	2,000,000	-	20.2%
Common	Greg Smith - Control Person	5,500,000	5,500,000	-	55.7%
Common	Subscribers - (Shareholders)	500,000	500,000	-	5.0%
Common	Serpent Acquisitions LLC.	490,000	490,000	-	4.9%
Common	Mike Hadwin - Director	50,000	50,000	-	.005%
Common	Jerry Schiano - Director	50,000	50,000	-	.005%
Common	Frank Manzo - JV Partner	40,000	40,000	-	.004%
Common	Richard Lucchesi - JV Partner	40,000	40,000	-	.004%

We are not registering common shares held by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,020,000 shares of common stock outstanding as of the date of this prospectus.

(a) The engagement letter and agreement filed as part of the S-1, as well as all of the subscription agreements signed by each of the shareholders set forth in Appendix A-1, have been consummated and are still in full force and effect.

(b) The company inadvertently omitted Item 701 in its initial S-1 ("Recent Sales of Unregistered Securities"), but has now included the information for Item 701 on page 61 of the registration statement and the description of such offering is as follows; Between in or about April, 2012 and August 2012, the Company conducted a private offering of its securities to the investors set forth in Appendix A-1 (the "Private Placement"). The Private Placement was conducted pursuant to the safe harbor afforded by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act').

Like all the Registering Shareholders set forth in Appendix A-1, Mr. Ouriel is not a selling shareholder, but presently only a Registering Shareholder. However, like the other Registering Shareholders, Mr. Ouriel may in the future sell some or all of shares, pursuant and subject to certain conditions and applicable rules and regulations applicable to such sales, as more fully set forth in "Registering Shareholders," or otherwise.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share.  As of the date of this prospectus there are 10,020,000  shares of our common stock  issued and outstanding held by 46 registering stockholders, and 5 company affiliates and 2 individuals that received shares in exchange for their interests in the oil properties as contained in this registration statement.

Preferred Stock

None

Warrants

None

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

(i) the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
(ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
(iii) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
(iv) the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

None.

The financial statements for the period from inception

The legality of the shares offered under this registration statement is being passed upon by Robert Ouriel Esq. Attorney at Law, Los Angeles, CA.

Mr. Ouriel’s services are being paid for with shares of the company’s common stock issued pursuant to this registration statement. Mr. Ouriel’s shares were not received based on the terms of the registering shareholders of which is listed in the appendix section 8.1.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

 Generally, Amrose Oil Company will focus on low risk exploitation projects. Projects are first identified, evaluated, and then the Company will secure a third party operating or financial partner. Subject to overall availability of capital, our interest in large capital projects will be limited. The Company will attempt to diversify its portfolio so that not greater than 25-30% of its capital is allocated in particular project, of which there can be no assurance.

An exception for a higher percentage would be acquisition of a producing property with positive cash flow or smaller investment opportunities. Each opportunity will be investigated on a stand-alone basis for both technical and financial merit. High risk exploration prospects are less favored than low risk exploration. The Company will, however, consider high risk-high reward exploration in connection with exploitation opportunities in a project that would reduce the overall project economic risk.

The Company will consider such projects on their individual merits, and we expect them to be a minor part of the Company's overall portfolio.

The Company will be actively seeking quality new investment opportunities to sustain its growth, and we believe the Company will have access to many new projects. The sources of these opportunities will vary but all will be evaluated with the same criteria of technical and economic factors. With a focus on exploitation rather than higher risk exploration projects, it is expected that projects will come from the many small producers who find themselves underfunded or over-extended and therefore vulnerable to price volatility. The financial ability to respond quickly to opportunities will ensure a continuous stream of projects and will enable the Company to negotiate from a stronger position to enhance value.

With emphasis on acquisitions and development strategies, the types of projects in which the Company will be involved vary from increased production due to simple re-engineering of existing wellbores to step-out drilling, drilling horizontally, and extensions of known fields.

Recompletion of existing wellbores in new zones, development of deeper zones and detailing of structure and stratigraphic traps with three-dimensional seismic and utilization of new technologies will all be part of the Company's anticipated program. The Company's preferred type of projects are in-fills to existing production with nearly immediate cash flow and/or adjacent or on trend to existing production. The Company will prefer projects with moderate to low risk, unrecognized upside potential and geographic diversity

The Organization

The Company was incorporated under the laws of the State of Nevada in  August 2011. We are development stage Energy Company that is engaged in the acquisition, exploration, exploitation, and/or development of oil and natural gas properties in the United States.

The Company's corporate offices are located at 3525 Sage Rd Suite 1416, Houston, Texas 77056. Our business model is to focus on drilling and working interest programs within the United States that have a short window of payback, a high internal rate of return and proven and bookable reserves.

The entity is an emerging independent oil and natural gas company that intends to actively pursue the application of proprietary enhanced oil recovery techniques to increase production and recoverable reserves at existing oil producing properties. The Company has secured these technologies from third parties as well as financed the testing and implementation of one such proprietary technology through a cooperation agreement with an established US oil service company.

The purpose of securing multiple technologies is to capitalize on the individual limitations and requirements of each well being treated. The Company’s primary focus is crude oil production and our target acquisitions are onshore North American properties.

The focus on domestic, mature oil fields eliminates exploration risks and recognizes the preferred investment profile of investors and funding groups. The use of enhanced oil recovery technologies includes surfactant/fracturing stimulation, surfactant-polymer technology, and water-flooding methods.

The company has set out to secure those opportunities that will produce revenues and positive cash flows within the shortest period of time following investment. Today’s higher oil and gas prices have essentially made the acquisition of marginal oil wells a potentially valuable proposition, and enhanced oil recovery operations a very lucrative and attractive business opportunity within the Oil and Gas sector.

Mission

The mission of the company is to acquire marginal oil wells, otherwise known as “Stripper Wells”, and apply enhanced oil recovery technologies to significantly increase existing production.

The Company’s vision is to create added value to existing marginal oil wells through the application of its proprietary technologies, thus developing untapped reserves and exploiting potentially undervalued oil properties. Marginally recoverable with traditional extraction methodologies, these wells previously contained vast quantities of original oil reserves in place (OOIP) and the company believes that the wells may still contain resources that the company can exploit for the financial gain of the company and shareholders alike. This targeted market has marginal or non-producing wells due to:

●	Neglect;
●	Small, independent owners lacking resources
●	Financial inability of owners to invest in rehabilitation;
●	Lack of access or knowledge of new technologies;
●	Desire to exit give current market price of oil;
●	Other reasons specific to each lease.

For the above reasons, marginal oil wells and leases can and will be purchased at attractive discounts to market value, allowing investors the opportunity for significant returns.

In addition to generating revenues from producing wells, management strongly believes that relevant incremental production can be generated from drilling a number of additional new wells. The directive would be to reinvest a portion (up to 10%) of net cash flows from operations in these drilling programs, as determined by management, and expanded based upon the results generated. Due to the massive fragmentation of the Marginal Oil Well market, our aggressive acquisition pace will afford the company much efficiency and opportunities due to economies of scale. This strategy of consolidation will result in an increased efficient operation.

Company’s Key Attributes

Experienced People - The Company is building on the expertise and experiences of a core team of management and advisors and will align with high quality vendor partners.

Project Focus - The Company is focusing on exploitation and low risk exploration projects to reduce risk by pursuing resources where commercial production has already been established but where opportunity for additional and nearby development is indicated.

Lower Cost Structure - The Company will attempt to maintain the lowest possible cost structure, enabling the greatest margins and providing opportunities for investment that would not be feasible for higher cost competitors for lower-risk, valuable projects.

Limit Capital Risks - Only enough capital exposure is planned initially to add value to a project and determine its economic viability. Projects are staged and have options before additional capital is invested. The Company will limit its exposure in any one project by participating at reduced working interest levels, thereby being able to diversify with limited capital. Management has experience in successfully managing risks of projects, finance, and value.

Partnering for Excellence - Partnering with highly select and experienced vendors provides ongoing access to external perspectives, new project opportunities, specialization, networks, operations support, and the ability to test continuously for more effective and cost efficient services

Industry and Economic Factors

We will face many factors inherent in the oil and gas industry, including widely fluctuating oil and gas prices. Historically, oil and gas markets have been cyclical and volatile, with future price movements difficult to predict. While revenues will be a function of both production and prices, wide swings in prices will have the greatest impact on results of operations.

Operations in the oil and gas industry entail significant complexities. Our oil and gas properties have past histories of production even though production ceased prior to our obtaining any interest in the non-productive properties. The production records can serve as the basis for evaluation of potential future production using new technologies; however, such evaluation is difficult if not impossible to determine conclusively the amount of oil and gas, the cost of development, or the rate at which oil and gas may be produced.

Market for Oil and Gas Production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and, with the exception of gas, all producers in a producing region will receive the same price. Purchasers or gatherers will typically purchase all crude oil offered for sale at posted field prices, which are adjusted for quality difference from the “Benchmark”. We have not determined a benchmark price and will not do so unless we locate reserves. Further, until we know the quality of any reserves we locate we cannot establish a benchmark price. If we locate reserves oil and/or gas will be pumped from wells and stored in tanks at the well site where the purchaser normally will pick up the oil, but in some instances there may be deductions for transportation from the well head to the sales point.

If we do locate oil and/or gas, it will be gathered through connections between our gas wells and our pipeline transmission system. Gas purchasers would pay us 100 percent of the sale proceeds of our oil and gas each month for the previous month’s sales. We will be responsible for all distributions. There is no standard price for gas and prices will fluctuate with the seasons and the general market conditions.

Customers

We presently do not have customers for any oil and/or gas that we may produce.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in hiring personnel, brand name recognition and marketing oil and gas. Accordingly, a high degree of competition in these areas will continue.

Governmental Regulation

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas, there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and enact rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates.

The sale of liquid oil and gas is subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be again imposed in the future but when, if ever, such re-imposition might occur and the effect thereof on us cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that we may in the future discover significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulations because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our potential profitability.

Transportation

There are no material permits or licenses required beyond those currently held by us or incident to our operations.

We can make sales of oil, natural gas and condensate at market prices, which are not subject to price controls at this time. The price that we receive from the sale of any oil and gas we locate, if any, is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, FERC regulates the construction of natural gas pipeline facilities, and the rates for transportation of these products in interstate commerce.

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser.

Regulation of Drilling and Production

Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern the:

●	amounts and types of substances and materials that may be released into the environment;
●	discharge and disposition of waste materials;
●	reclamation and abandonment of wells and facility sites; and
●	remediation of contaminated sites.

In order to comply with these statutes and regulations, we are required to obtain permits for drilling operations, drilling bonds, and reports concerning operations. Kentucky laws contain provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, and the regulation of the spacing, plugging, and abandonment of wells.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act. The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose cleanup liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

Generally, environmental laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

●	drilling;
●	development and production operations;
●	activities in connection with storage and transportation of oil and oil and gas; and
●	use of facilities for treating, processing or otherwise handling oil and gas and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall business costs, which are difficult to determine. Such areas affected include:

●	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;
●
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes; and

●	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on operations. However, we do not believe that changes to these regulations will have a significant negative impact on the development of our oil and gas properties. .Any discharge of oil and gas into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the cleanup of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against environmental liabilities.

Research and Development

We have not spent any funds on research and development.

Employees

We currently have three full-time employees who are our officers and directors. We intend to retain the services of prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements. We do not intend to hire a qualified geologist at this time.

Executive Offices

Our executive offices are currently located at 3525 Sage Road Suite 1416 Houston, Texas 77056 and our telephone number is 713-280-5173.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Proprietary Rights

We do not have any proprietary rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Statements that are not statements of historical fact may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Generally, the Company will focus on low risk exploitation projects. Projects are first identified, evaluated, and then the Company will secure a third party operating or financial partner. Subject to overall availability of capital, our interest in large capital projects will be limited. The Company will attempt to diversify its portfolio so that not greater than 25-30% of its capital is allocated in particular project, of which there can be no assurance. An exception for a higher percentage would be acquisition of a producing property with positive cash flow or smaller investment opportunities. Each opportunity will be investigated on a stand-alone basis for both technical and financial merit. High risk exploration prospects are less favored than low risk exploration.

 The Company will, however, consider high risk-high reward exploration in connection with exploitation opportunities in a project that would reduce the overall project economic risk. The Company will consider such projects on their individual merits, and we expect them to be a minor part of the Company's overall portfolio. The Company will be actively seeking quality new investment opportunities to sustain its growth, and we believe the Company will have access to many new projects. The sources of these opportunities will vary but all will be evaluated with the same criteria of technical and economic factors. With a focus on exploitation rather than higher risk exploration projects, it is expected that projects will come from the many small producers who find themselves underfunded or over-extended and therefore vulnerable to price volatility. The financial ability to respond quickly to opportunities will ensure a continuous stream of projects and will enable the Company to negotiate from a stronger position to enhance value.

With emphasis on acquisitions and development strategies, the types of projects in which the Company will be involved vary from increased production due to simple re-engineering of existing wellbores to step-out drilling, drilling horizontally, and extensions of known fields. Recompletion of existing wellbores in new zones, development of deeper zones and detailing of structure and stratigraphic traps with three-dimensional seismic and utilization of new technologies will all be part of the Company's anticipated program. The Company's preferred type of projects are in-fills to existing production with nearly immediate cash flow and/or adjacent or on trend to existing production. The Company will prefer projects with moderate to low risk, unrecognized upside potential and geographic diversity.

FUTURE EXPANSION

The company expects to expand in the United States as long as opportunities and financing afford themselves. AMROSE’s planned use of funds over the next three years on a raise of sufficient capital would include:

1.	Acquisition and development

Expand operations to acquire, refurbish and treat about 500 stripper wells. The model indicates the cost of acquisition of oil and gas properties that would provide a portfolio of 500 wells would be around $4.3 million with a further $4 million required for refurbishment. Internally generated cash flows would supplement the financing provided by third parties.

2.	New well drilling

Most properties are not fully developed and provide the opportunity for drilling of new wells.

3.	Acquisition of turnkey leases

Leases in other regions are available for immediate acquisition with staff in place.

Acquired leases typically cost between $300k to $1.5 million each. Many additional opportunities exist in the United States, and the company will look for good opportunities in other countries where risk and return make a good case for investment. AMROSE will focus on its core business and expand operations over a period of time, with the goal of increasing cash flow and profitability over the next three years.

Goals

Research indicates significant acquisition opportunities will continue to exist primarily because the major energy companies and large independents continue to focus their attention and resources toward the discovery and development of large fields. During the past several years, the major companies have been divesting themselves of their mature oilfields.

FINANCIALS

Our cash balance was $87 as of March 31, 2012. We are presently funding our operations with loans from our management as agreed verbally by our management. We believe our cash balance is insufficient to fund our operations beyond two months’ time. We have an accumulated deficit of approximately $4,452 from inception to December 31, 2011 and $5,135 from inception to March 31, 2012, and do not have significant cash or other material assets, nor do we have operations or a source of revenue sufficient to cover our operating costs, which would allow us to continue as a going concern. Our continued operations are dependent upon generating revenues and profits from operations and raising sufficient capital through placement of our common stock or issuance of debt securities, which would enable us to carry out our business plan. Until we generate revenues or are able to raise capital, we anticipate funding our operations through management loans as agreed verbally by our management. If we do not generate sufficient operating cash flow and our management does not loan us the funds, and if we are unable to obtain alternative debt or equity financing, we may have to suspend or cease operations.

Management has agreed to fund certain incidental startup costs of the business.  These amounts will not exceed $5,000.00, will not carry an interest charge, will be payable at such time as the Company has sufficient cash flow to pay them back with no time limit, will not be convertible into Company stock and will be treated as current accounts payable to the management person or persons involved.”

This information is not disclosed under “Certain Relationships and Related Transactions”, per Item 404 of Regulation S-K because the amount involved is de minimus in relation to Item 404 with a limit of $5,000, does not involve any interest or potential interest in Company stock and is simply as a reimbursement account for minimal incidental costs of startup for the corporation.

In the event we do not generate sufficient funds from revenues or financing through the issuance of our common stock or from debt financing, we may be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

We cannot satisfy our cash requirements for the 12 months following without receiving additional capital. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. We may require additional funding to proceed with drilling; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds begin drilling activities. If we need additional cash and cannot raise funds needed, we will be unable to commence drilling of our wells until such time as we receive required capital.

Our operations will be limited due to the limited amount of capital currently available to us. In the twelve months, if we receive funding in the amount of $500,000- $1,000,000:

In the first and second months after financing, we plan to acquire the necessary equipment to begin drilling operations. During the first and second month we plan to acquire necessary quantities of tangible equipment including casing, tubing, meters, and wellheads. We also plan to obtain necessary permits for drilling including surveying, well location building, and bonding of the wells.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

We account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior oil and gas companies.

EXISTING ASSETS (CURRENT PROJECTS)

1.
A 50% interest in various non-operated working interests in the wellbores of the Champion 320-1, 320-2 and 320-3 located in the Augustin Viesca Survey, A-77,Polk County, Texas which is operated by Old Pine Energy Corp. of Austin, Texas. These wells are currently closed and non-operating.

2.
A 50% interest in a 0.03125% Overriding Royalty Interest in the Wohl 9-2 located in Section 9-T14N-R19W, Custer County, Oklahoma. Operated by Chesapeake Operating, Inc. of Oklahoma City, Oklahoma. These wells are currently closed and non-operating.

3.
A 50% interest in a non-operated working interest of 17.71739% (NRI:14.17391%) in the wellbore of the Cantey B #1 well located in the SW/4 of Section 30, Block 2, T&P RR Co. Survey, A-1881, Palo Pinto County, Texas. Operated by Dynamic Production, Inc. of Fort Worth, Texas. These wells are currently closed and non-operating.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no other transactions since our audit or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

On April 30th, 2012 Serpent Acquisitions LLC, signed an agreement with Amrose Oil Corporation to provide services in the creation & filing of the company’s registration statement as well as to provide for all fees that may be required for same. For providing this service, Serpent Acquisitions LLC will be given the sum of 490,000 shares of common shares representing 4.9% of the initial issued capital of the Issuer as well as a 3% share of gross profits of the company. The details of the agreement can be found in appendix 8.1.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. The Board has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, none of our current Board members are independent.

The Company does not believe that Item 404 of Regulation S-K (17 CFR 229.404) applies to the transactions contemplated by the agreements filed as exhibits 10.2 and 10.3 of the registration statement, since the amounts involved do not exceed $120,000.00.

The Company believes that pursuant to Rule 8-08 of Regulation S-X, the financial statements dated as of July 23, 2012 for the period August 10, 2011 to December 31, 2011, are presently current. However, the Company believes that in the event the registration statement does not become effective on or before December 4, 2012, these financial statements may be considered "stale," and that the company would be required to furnish updated interim financial statements.

Relevant Securities Act Exemption:

CEO Anderson and other officers/directors: Section 4(2) private offering exemption under the Securities Act of 1933, as amended. Serpent, Ouriel, and all other shareholders between march-August 2012- Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Consideration Received

Offering to CEO and officers and directors -no monetary consideration was received by the company & all consideration received was in the form of services rendered and/or to be rendered.

Offering to Serpent, Ouriel: no monetary consideration received by the company. Consideration received by the Company with respect to Serpent were the consulting services set forth in a consulting agreement dated April 30th , 2012 between the Company and Serpent which is set forth in Exhibit 10.1 to this registration statement.

Consideration received by the Company with respect to Mr. Ouriel is the provision of legal services in connection with the preparation of this registration statement.

Use of Proceeds

Anderson, et. al: N/A
Serpent, Ouriel:  N/A
March-August Shareholders/Investors: General purposes used in the course of everyday business.

There were no underwriters used in any of the unregistered offerings set forth above.

Since its inception in or about August, 2011 to the present, the Company has sold the following unregistered securities, all of which consist of a single class of common stock:

Name	Title			Stock Issued					Total
Jim Anderson	CEO/DIR	N/A	N/A	1,250,000	N/A	N/A	N/A	N/A	1,250,000
Vic Devlaeminck	CFO/DIR	N/A	N/A	2,000,000	N/A	N/A	N/A	N/A	2,000,000
J. Michael Hadwin	DIR	N/A	N/A	50,000	N/A	N/A	N/A	N/A	50,000
Gerald L. Schiano	DIR	N/A	N/A	50,000	N/A	N/A	N/A	N/A	50,000
Subscribers (46)*	N/A	N/A	N/A	1,170,000	N/A	N/A	N/A	N/A	1,0170,000
Greg Smith **	N/A	N/A	N/A	5,500,000	N/A	N/A	N/A	N/A	5,500,000
TOTAL SHARES ISSUED									10,020,000

All directors shares were issued in 2011 except for Gerald Schiano which were issued in October of 2012.

Gerald Schiano was issued shares in October of 2012 when he became a member of the Board of Directors thus replacing the position(s) left open by the resignation of Mr. Justin Fowler and Karl Osterbuhr in and around that same time. All shares issued to Mr. Justin Fowler and Karl Osterbuhr (50,000 shares each) have been returned to the company upon the acceptance of each resignation. These resignations were accepted from Mr. Fowler and Mr. Osterbuhr on September 17th 2012 and became effective immediately.

* The 1,170,000 shares listed above on the line showing “Subscribers (46)” includes 490,000 shares issued for work provided by Serpent Acquisitions LLC., and 100,000 shares to Robert Ouriel Esq. for same. All 1,170,000 shares were issued between April and August of 2012.

** Greg Smith is represented in this table owning 5,500,000 shares and is the control person and majority shareholder for the company. He is not on the board of directors and the shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Mr. Smith’s shares were issued in 2011.

Common stocks. For each class of common shares state, on the face of the balance sheet, the number  of shares issued or outstanding, as appropriate (see § 210.4-07), and the dollar amount thereof.  If convertible, this fact should be indicated on the face of the balance sheet. For each class of common shares state, on the face of the balance sheet or in a note, the title of the issue, the number of shares authorized, and, if convertible, the basis of conversion (see also § 210.4-08(d)).  Show also the dollar amount of any common shares subscribed but unissued, and show the deduction of subscriptions receivable therefrom. Show in a note or statement the changes in each class of common shares for each period for which an income statement is required to be filed.

Pursuant to Rule 5-03(21) of Regulation S-X, there have been no earnings per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will be unable to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

●
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock.

Sales of our common stock under Rule 144

Once this registration statement is effective, the shares of our common stock being offered by our  registering shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

None of our common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months and persons who are affiliates must file a Form 144 with the SEC prior to sale, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices of our common stock will be reduced.

Shareholders

As of the date of this Prospectus, we have 46 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board. There is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC, even though we are no longer required to do so under Section 15(d), and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our securities continue to be able to be quoted on the OTC Bulletin Board. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million; however, we voluntarily intend to do so if we are no longer obligated to file reports under Section 15(d).

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our  five most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the short-year ended December 31, 2011 and the three months ended March 31, 2012.

Name	Title	Salary Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total

Jim Anderson	CEO/DIR	N/A	1,250,000	N/A	N/A	N/A	N/A	1,250,000
Vic Devlaeminck	CFO/DIR	N/A	2,000,000	N/A	N/A	N/A	N/A	2,000,000
J. Michael Hadwin	DIR	N/A	50,000	N/A	N/A	N/A	N/A	50,000
Gerald L. Schiano	DIR	N/A	50,000	N/A	N/A	N/A	N/A	50,000

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2011

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James Anderson	0	0	0	0	0	0	0	0	0
Vic Devlaeminck	0	0	0	0	0	0	0	0	0
Gerald Schiano	0	0	0	0	0	0	0	0	0
J. Michael Hadwin	0	0	0	0	0	0	0	0	0

Board of Directors

Director Compensation

	Fees			Non-equity		Nonqualified
	Earned			Incentive		deferred
	or paid	Stock	Option	plan		compensation	All other
	in cash	awards	awards	compensation		earnings	compensation		Total
Name Year	($)	($)	($)	($)		($)	($)		($)

James Anderson	0	0	0	0	0	0	0	0	0
Vic Devlaeminck	0	0	0	0	0	0	0	0	0
Gerald Schiano	0	0	0	0	0	0	0	0	0
J. Michael Hadwin	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS
Ending December 31, 2011

AMROSE OIL COMPANY
(A Development Stage Entity)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F11 - 2

Balance Sheet at December 31, 2011	F11 - 3

Statement of Operation for the period August 10, 2011 (date of inception) through December 31, 2011	F11 - 4

Statements of Changes in Shareholders’ Equity for the period August 10, 2011 (date of inception) through December 31, 2011	F11 - 5

Statements of Cash Flows for the period August 10, 2011 (date of inception) through December 31, 2011	F11 - 6

Notes on Financial Statements	F11 - 7 to F11 - 11

F11 - 1

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Amrose Oil Company, Inc.

We have audited the accompanying balance sheet of Amrose Oil Company, Inc. (the “Company”) as of December 31, 2011 and the related statements of operations, stockholder’s deficit, and cash flows for the period from August 10, 2011 (Date of Inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amrose Oil Company, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the period from August 10, 2011 (Date of Inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
June 26, 2012

F11 - 2

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Balance Sheet
December 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	$3,750
Due to officer	702

Total liabilities	4,452

Stockholders' Deficit
Deficit accumulated during the development stage	(4,452)

Total stockholders' deficit	(4,452)

Total Liabilities and Stockholders' Deficit	$-

See accompanying notes to financial statements

F11 - 3

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Operations
For The Period From August 10, 2011 (Inception) To
December 31, 2011

Revenue	$-

Operating Expenses
Audit fees	3,750
Website expense	122
Advertising	50
Telephone	530

Total Operating Expenses	4,452

Net Loss from Operations	(4,452)

Provision for Income Taxes	-

Net Loss	$(4,452)

See accompanying notes to financial statements

F11 - 4

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Stockholders' Deficit
For The Period From August 10, 2011 (Inception) To
December 31, 2011

				Deficit
				Accumulated	Total
	Common Stock		Paid-in	in Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Inception	$-	$-	$-	$-	$-

Net Loss for the period	-	-	-	(4,452)	(4,452)

Balances - December 31, 2011	$-	$-	$-	$(4,452)	$(4,452)

See accompanying notes to financial statements

F11 - 5

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Cash Flows
For The Period From August 10, 2011 (Inception) To
December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(4,452)
Increase in accrued expenses	3,750

Net cash used in operating activities	(702)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from officer	702

Net cash provided by financing activities	702

NET DECREASE IN CASH	-

Cash at beginning of period	-
Cash at end of period	$-

See accompanying notes to financial statements

F11 - 6

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 1- NATURE OF OPERATIONS

Nature of Operations
Amrose Oil Company, Inc. (“Amrose” and the “Company”) was incorporated in the state of Nevada on August 10, 2011. The Company was formed to acquire and manage oil and gas properties in the United States with the goal of achieving a positive revenue stream and a solid asset base to achieve maximum growth of shareholder value while minimizing liabilities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America related to development stage companies.  A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.  The Company’s fiscal year end is December 31.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  As of December 31, 2011, the Company did not have a bank account because the Company was forming and organizing its management during this period and had minimal expenses.  A new bank account was established shortly year-end.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accrued expenses, and an amount due to an officer.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Inventory
The Company did not maintain inventory at December 31, 2011.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F11 - 7

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
The Company had no revenue during the fiscal year 2011.  The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising
The Company expenses advertising expenses as incurred.  Total advertising expense for the initial period ended December 31, 2011 was $50.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no common shares or common stock equivalents outstanding as of December 31, 2011.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at December 31, 2011 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

F11 - 8

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 4 - DUE TO OFFICER

The amount due to officer of $702 at December 31, 2011 consisted of amounts owed to an officer of the Company for amounts advanced to pay for Company expenses. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 5 – INCOME TAXES

For the period ended December 31, 2011, the Company has incurred a net loss and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $4,450 at December 31, 2011, and will begin to expire in the year 2031.

The cumulative effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2011
Deferred tax asset attributable to:
Net operating loss carryover	$1,514
Valuation allowance	(1,514)
Net deferred tax asset	$-

F11 - 9

NOTE 6 – STOCKHOLDERS’ EQUITY

The company’s capitalization is 50,000,000 common shares with a par value of $.001 per share.  No shares had been issued as of December 31, 2011.

NOTE 7 – LIQUIDITY AND GOING CONCERN

Amrose has incurred losses since inception, has negative working capital, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Amrose to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

F11 - 10

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Amrose neither owns nor leases any real or personal property.  An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 – SUBSEQUENT EVENTS

On May 20, 2012, the Company entered into a purchase agreement with Wintree Energy Corporation to acquire a shared 25% interest held by Wintree (with Bri Ric Investments, Inc.) in various working interests in wells located in Oklahoma and Texas in exchange for 40,000 shares of Amrose common stock.

On May 21, 2012, the Company entered into a purchase agreement with Bri Ric Investments, Inc., to acquire a shared 25% interest held by Bri Ric Investments, Inc., in various working interests in wells located in Oklahoma and Texas in exchange for 40,000 shares of Amrose common stock.

With these two transactions the Company will have acquired the entire 50% interest in the various working interests in these wells located in Oklahoma and Texas upon issuance of stock and completion of the transactions.

F11 - 11

FINANCIAL STATEMENTS
Ending March 31, 2012

AMROSE OIL COMPANY
(A Development Stage Entity)

INDEX TO FINANCIAL STATEMENTS

Page

Balance Sheets at March 31, 2012 and December 31, 2011	F12 - 2

Statements of Operations for the period August 10, 2011(date of inception) through March 31, 2012	F12 - 3

Statement of Stockholders’ Deficit for the period August 10, 2011 (date of inception) through March 31, 2012	F12 - 4

Statements of Cash Flows for the period August 10, 2011 (date of inception) through March 31, 2012	F12 - 5

Notes to Financial Statements	F12 - 6 to F12 - 9

Additional Information	38

Exhibits	39

Appendix- Shareholders List	44

Appendix- Executive Bios	47

F12 - 1

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Balance Sheets (unaudited)
as of March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$87	$-

Total assets	$87	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	$3,750	$3,750
Due to officer	1,472	702

Total liabilities	5,222	4,452

Stockholders' Deficit
Deficit accumulated during the development stage	(5,135)	(4,452)

Total stockholders' deficit	(5,135)	(4,452)

Total Liabilities and Stockholders' Deficit	$87	$-

See accompanying notes to financial statements

F12 - 2

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Operations (unaudited)
For the Three Months Ended March 31, 2012
For the Period from August 10, 2011 (inception) to March 31, 2012

		August 10,
		2011 to
	March 31,	March 31,
	2012	2012

Revenue	$-	$-

Operating Expenses
Audit and accounting fees	154	3,904
Website expense	90	212
Advertising	50	100
Telephone	389	919

Total Operating Expenses	683	5,135

Net Loss from Operations	(683)	(5,135)

Provision for Income Taxes	-	-

Net Loss	$(683)	$(5,135)

See accompanying notes to financial statements

F12 - 3

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Stockholders' Deficit (unaudited)
For The Period From August 10, 2011 (Inception) To
March 31, 2012

				Deficit
				Accumulated	Total
	Common Stock		Paid-in	in Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Inception	$-	$-	$-	$-	$-

Net Loss for the period ended December 31, 2011	-	-	-	(4,452)	(4,452)

Balances - December 31, 2011	-	-	-	(4,452)	(4,452)

Net Loss for the period ended March 31, 2012	-	-	-	(683)	(683)

Balances - March 31, 2012	$-	$-	$-	$(5,135)	$(5,135)

See accompanying notes to financial statements

F12 - 4

AMROSE OIL COMPANY, INC.
(A Development Stage Company)
Statement of Cash Flows (unaudited)
For the Three Months Ended March 31, 2012
For the Period from August 10, 2011 (inception) to March 31, 2012

		August 10,
		2011 to
	March 31,	March 31,
	2012	2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(683)	$(5,135)
Increase in accrued expenses	-	3,750

Net cash used in operating activities	(683)	(1,385)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from officer	770	1,472

Net cash provided by financing activities	770	1,472

NET INCREASE IN CASH	87	87

Cash at beginning of period	-	-
Cash at end of period	$87	$87

See accompanying notes to financial statements

F12 - 5

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

NOTE 1- NATURE OF OPERATIONS

Nature of Operations
Amrose Oil Company, Inc. (“Amrose” and the “Company”) was incorporated in the state of Nevada on August 10, 2011.  The Company was formed to acquire and manage oil and gas properties in the United States with the goal of achieving a positive revenue stream and a solid asset base to achieve maximum growth of shareholder value while minimizing liabilities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America related to development stage companies. A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.  The Company’s fiscal year end is December 31.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accrued expenses, and an amount due to an officer.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Inventory
The Company did not maintain inventory at March 31, 2012.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F12 - 6

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
The Company had no revenue during the fiscal quarter ended March 31, 2012.  The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising
The Company expenses advertising expenses as incurred.  Total advertising expense for the quarter ended March 31, 2012 was $50.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no common shares or common stock equivalents outstanding as of March 31, 2012.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at March 31, 2012 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

F12 - 7

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

NOTE 4 - DUE TO OFFICER

The amount due to officer of $1,472 at March 31, 2012 consisted of amounts owed to an officer of the Company for amounts advanced to pay for Company expenses. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 5 – INCOME TAXES

For the period ended March 31, 2012, the Company has incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $5,100 at March 31, 2012, and will begin to expire in the year 2031.

The cumulative effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

March 31, 2012
Deferred tax asset attributable to:
Net operating loss carryover	$1,746
Valuation allowance	(1,746)
Net deferred tax asset	$-

NOTE 6 – STOCKHOLDERS’ EQUITY

The company’s capitalization is 50,000,000 common shares with a par value of $.001 per share.  No shares had been issued as of March 31, 2012.

NOTE 7 – LIQUIDITY AND GOING CONCERN

Amrose has incurred losses since inception, has negative working capital, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Amrose to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

F12 - 8

AMROSE OIL COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Amrose neither owns nor leases any real or personal property.  An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 – SUBSEQUENT EVENTS

In or around September of 2012 the company accepted the resignation of two board members Mr. Osterbuhr and Mr. Justin Fowler. Due to their resignation, and not fulfilling the terms of their agreement with the company, the shares of stock each Director was issued from the company to each of them was deemed void and returned to the company upon the time of resignation.

Subsequently, in or around that same time, and to replace the two departing directors the company appointed Vic Devlaeminck Esq. as the CFO/ Director and Mr. Gerald Schiano to the position of Director.

On May 20, 2012, the Company entered into a purchase agreement with Wintree Energy Corporation to acquire a shared 25% interest held by Wintree (with Bri Ric Investments, Inc.) in various working interests in wells located in Oklahoma and Texas in exchange for 40,000 shares of Amrose common stock. This agreement can be found in Exhibit 4.2.

On May 21, 2012, the Company entered into a purchase agreement with Bri Ric Investments, Inc., to acquire a shared 25% interest held by Bri Ric Investments, Inc., in various working interests in wells located in Oklahoma and Texas in exchange for 40,000 shares of Amrose common stock. This agreement can be found in Exhibit 4.1.

With these two transactions the Company will have acquired the entire 50% interest in the various working interests in these wells located in Oklahoma and Texas upon issuance of stock and completion of the transactions.

F12 - 9

PART I - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$15
Federal Taxes	$-
State Taxes and Fees	$-
Listing Fees	$-
Printing Fees	$495
Transfer Agent Fees	$1,000
Accounting fees and expenses	$3,750
Legal fees and expenses	$2,000
TOTAL	$7,260

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

None.

It is our belief Mr. Anderson and his fellow Directors had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Mr. Anderson certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

PART II

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION

1.1	Articles of Incorporation of Amrose Oil.
2.1	Bylaws of Amrose Oil.
3.1	Specimen Stock Certificate of Amrose Oil.
4.1	Opinion of Counsel.
5.1	Code of Ethics.
6.1	Consent of Accountants.
7.1	Subscription Agreement Amrose Oil.
8.1	Amrose Relationship with Serpent Acquisitions LLC.
9.1	Directors Agreement - Fowler
10.1	Directors Agreement - Osterbuhr
11.1	Advisors Agreement - Hadwin
12.1	Purchase & Sale Agreement - Manzo
13.1	Purchase & Sale Agreement – Bri-Ric
14.1	Amrose Oil Agreement – Vic Devlaeminck Esq.
15.1	Amrose Oil Agreement – Greg Smith
16.1	Amrose Oil Agreement – Gerald L. Schiano
17.1	Resignation of Director Fowler
18.1	Resignation of Director Osterbuhr
19.1	Directors Agreement – Vic Devlaeminck Esq.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, TX on March 30, 2012.

Amrose Oil Company.

By:	/s/ James Anderson
President, Chief Executive Officer,
Principal, Secretary , Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ James Anderson	President, Chief Executive Officer, Secretary, Treasurer, Director	December 10th, 2012

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount

SEC Registration Fee*	$15. 00
Legal Fees and Expenses*	$2,000
Accounting Fees and Expenses*	$3,750
Miscellaneous*	$0.00
Total*	$5,765
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

None.

APPENDIX A1

(Shareholder List)

	Shares	Percentage of Company Stock

1. JUDITH CAROLE GRANT *	2,000	0.0001

2. JOHN STABLE *	2,000	0.0001

3. SAM ALEXANDER *	180,000	0.0179

4. JENNIFER ALEXANDER *	186,000	0.0185

5. PETER MOORE *	2,000	0.0001

6. ANDREW GRANT *	2,000	0.0001

7. ROBERT GRANT *	2,000	0.0001

8. ROBERT STARKY *	2,000	0.0001

9. TONY ALEXANDER *	2,000	0.0001

10. TRUDI MAYFIELD *	2,000	0.0001

11. MICHAEL CHIERO	2,000	0.0001

12. MATTHEW FRY	2,000	0.0001

13. TINA CHIERO	2,000	0.0001

14. RICHARD CHIERO	2,000	0.0001

15. NICOLE BUEROSSE	2,000	0.0001

16. MATTHEW SYMONDS SR.	2,000	0.0001

17. MATTHEW SYMONDS JR.	1,000	0.00005

18. LAURA SYMONDS	2,000	0.0001

19. LARRY GLASSMAN	2,000	0.0001

20. JOSHUA GLASSMAN	1,000	0.00005

21. DANIEL GLASSMAN	1,000	0.00005

22. JULIA GLASSMAN	1,000	0.00005

23. SHELLY CONRAD	4,000	0.0002

24. JUDITH GOLDSTEIN	2,000	0.0001

25. GARY GOLDSTEIN	2,000	0.0001

26. SCOTT GOLDSTEIN	60,000	0.006

27. DR. THOMAS FRY	2,000	0.0001

28. CHRISTOPHER FRY	1,000	0.00005

29. VANESSA FRY ESQ.	2,000	0.0001

30. DR. RICHARD MARGOLIN	2,000	0.0001

31. DAN GLEASON	2,000	0.0001

32. GAYLE ESKAMP	2,000	0.0001

33. JILLIAN WARE	2,000	0.0001

34. EYDIE GLASSMAN	2,000	0.0001

35. JOSEPH FORRESTER	2,000	0.0001

36. RYAN FORRESTER	1,000	0.00005

37. LEAH FORRESTER	1,000	0.00005

38. LANA FORRESTER	1,000	0.00005

39. RACHEL DOLAN	2,000	0.0001

40. SHAUN DOLAN SR.	2,000	0.0001

41. SHAUN DOLAN JR.	1,000	0.00005

42. AIDAN DOLAN	1,000	0.00005

43. ROBERT OURIEL	104,000	1.0400

44. SERPENT ACQUISITIONS LLC.	490,000	4.9000

45. FRANK MANZO	40,000	0.002

46. RICHARD LUCCHESI	40,000	0.002

Notes:
●	* Are residents of Australia
●	Names with Alexander are related by blood and marriage
●	Names with Grant are related by blood and marriage.
●	Glassman names are the same family
●	Goldstein names are the same family
●	Dolan names are the same family
●	Fry names are the same family
●	Symonds names are the same family
●	Chiero names are the same family

APPENDIX A2

(Executive & Control Persons Bio’s)

CEO and Chairman of the Board Jim Anderson - Mr. Anderson graduated from University of Oregon in 1985 with a double degree in Business Management and Marketing. He worked for Sacred Heart Hospital in Eugene for 10 years (1976 to 1985) gradually moving up to Project Manager. Mr. Anderson created the Physician Services department in 1985. He started managing physician offices in 1986 until 1990. Mr. Anderson started consulting in 1990 with Jim Meador (a founding member of the Society of Professional Business Consultants) until he retired in 1995. Mr. Anderson took over the company and worked as a consultant for the past 21 years. He has done several turnaround projects where Mr. Anderson took over an organization that was in distress and cleaned them up and hired a CEO or General Manager to take over. In the past 5 years, Mr. Anderson has had 3 larger projects that started with Universal Pain Management in Palmdale, California and then to two other projects Alpha Healthcare in New Jersey and Northstar Neurology in Bend, Oregon. Mr. Anderson has worked with Hospital Chains (Columbia/HCA, Tenet, Community Health Systems) and other national entities.

CFO and Member of the Board of Directors - Vic Devlaeminck - Mr. Devlaeminck has over 35 years of experience in accounting and tax compliance as well as nearly 30 years practicing tax and business law. Since 1993 he has maintained a dual private law and accounting practice specializing in tax and business matters under his own name. He is a member of the Oregon and Washington State Bar Associations, Oregon Society of Certified Public Accountants and the American Association of Attorney-Certified Public Accountants. In addition to being admitted to practice in the state courts of Oregon and Washington State, he is also admitted to practice before the U.S. Tax Court and the U.S. District Court (Oregon) and is a licensed CPA in Oregon. Vic is focused on the corporate structuring, tax benefits and securities transactions within the scope of the oil & gas sector.

Member of the Board Of Directors - Mr. J. Michael Hadwin – Mr. Hadwin is an energy broker with Classic Energy LLC and highly regarded as a natural gas industry professional with over 20 years of experience in identifying trading risk exposure. Mr. Hadwin provides his skills and expertise to large producers, marketers, and hedge funds to help facilitate and implement the right trading strategy and trading vehicles for his clients. Some of his current clients include JP Morgan Ventures, Conoco Phillips Co., Chevron Natural Gas, Shell Natural Gas Corp., and Apache Corp. Mr. Hadwin’s vast knowledge base was obtained while holding various portfolio management and trading positions with TPC Corp, Associated Natural Gas (Duke), and NGC (Dynegy) along with various brokering positions throughout his career. Mr. Hadwin is a graduate of Louisiana Tech University with a bachelor in Business Management Psychology. He also holds a Masters in Human Resource Management from Louisiana Tech University. Michael lives in Spring, Texas with his wife and two sons’.

Member of the Board of Directors – Gerald L. Schiano - After graduating from Rhode Island College, Gerald began his career as an accountant in the construction industry. The rigors of construction accounting trained Gerald well for his next positions as cost accountant and then controller in the high technology sector. Gerald was later hired as Chief Financial Officer and then Chief Executive of a construction company involved in large public works projects. Later Gerald formed his own construction company that serviced similar projects. Gerald then used his entrepreneurial talent to develop oil fields in the Mid-West, eventually leveraging the experience into a publicly traded organization where Gerald served as the Chief Financial Officer. After merging that entity into a green solutions company Gerald began serving as the Managing Director of Liberty Hill Ventures. Within the venture community
Gerald finds opportunities where his skill sets are best served.

Control Person & Majority Shareholder – Greg Smith – Mr. Greg Smith is a private investor with 40 years business experience in the steel fabrication, telecommunications, and transportation industries. He spent six years as QA Manager for a Nuclear Power Plant supplier originating and implementing quality control procedures, eight years in telecomm inventory management, and eight years controlling costs, inventory delivery, and quality control compliance in the food services industry. As a private investor he has pursued collaborative efforts in the oil and gas industry, seeking to match owners and capital investments.